UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the Appropriate Box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

DARIOHEALTH CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

 Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

DarioHealth Corp.

322 W. 57th St.

New York, New York 10019

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On Tuesday, June 25, 2024

You are cordially invited to attend a special meeting of the stockholders (the “Meeting”) of DarioHealth Corp. (the “Company”), which will be held at 9:00 a.m. at the Company’s Israeli offices located at 5 Tarshish St. Caesarea Industrial Park 3088900, Israel 2nd Floor for the following purposes:

1.	To approve, pursuant to Nasdaq listing rule 5635(a) and 5635(d), of the issuance of shares of our Common Stock (as defined herein), upon the exercise of certain pre-funded warrants, warrants and restricted stock units issued as part of our acquisition of Twill Inc., and the re-pricing of certain warrants, all in excess of 20% of our Common Stock outstanding (the “Nasdaq Rule 5635 Proposal”);

2.	To consider and vote to amend the Company’s 2020 Equity Compensation Plan, as amended (the “2020 Equity Incentive Plan”); and

3.	To transact any other business as may properly come before the Meeting or any adjournments thereof.

All stockholders are cordially invited to attend the Meeting.  If your shares are registered in your name, please bring the admission ticket attached to your proxy card.  If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement, that confirms that you are the beneficial owner of those shares. If you do not have either an admission ticket or proof that you own shares of the Company, you will not be admitted to the meeting.

The Board of Directors has fixed the close of business on April 26, 2024, as the record date for the Meeting. Only stockholders on the record date are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

Your vote is important regardless of the number of shares you own.  The Company requests that you complete, sign, date and return the enclosed proxy card without delay in the enclosed postage-paid return envelope, even if you now plan to attend the Meeting.  You may revoke your proxy at any time prior to its exercise by delivering written notice or another duly executed proxy bearing a later date to the Secretary of the Company, or by attending the Meeting and voting in person.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be held on June 25, 2024

The proxy statement, proxy card and Annual Report are also available at

http://www.dariohealth.com/DH2024Proxy.pdf

Stockholders may also obtain additional paper or e-mail copies of these materials at no cost by writing to DarioHealth Corp., 5 Tarshish Street, Caesarea Industrial Park 3088900, Israel, Attention: Secretary.

Securities and Exchange Commission rules allow us to furnish proxy materials to our stockholders over the internet. You may also have access to the materials for the Meeting by visiting the website: http://mydario.investorroom.com. You may also cast your vote by visiting www.proxyvote.com if you hold your shares in “street name,” or www.vstocktransfer.com/proxy if you are a registered stockholder. You may also authorize a proxy to vote your shares over the internet. In order to vote over the internet you must have your stockholder identification number, which is set forth in the Notice of Internet Availability of Proxy Materials mailed to you. You may also request a paper proxy card to submit your vote by mail. If you have any questions regarding the completion of the enclosed proxy card or would like directions to the Meeting, please call +(972)-(4) 770 6377. You may also find directions at http://mydario.investorroom.com/SECFilings.

By order of the Board of Directors,

/s/ Erez Raphael
Erez Raphael
Chief Executive Officer

Caesarea, Israel

May 1, 2024

IMPORTANT: In order to secure a quorum and to avoid the expense of additional proxy solicitation, please either vote by internet or sign, date and return your proxy promptly in the enclosed envelope even if you plan to attend the meeting personally. Your cooperation is greatly appreciated.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF THE PROPOSAL.

PROXY STATEMENT

DARIOHEALTH CORP.

SPECIAL MEETING OF STOCKHOLDERS

to be held at 9:00 a.m. on June 25, 2024

5 Tarshish St. 2nd Floor

Caesarea Industrial Park 3088900, Israel

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving this Proxy Statement?

This Proxy Statement describes the proposals on which our Board of Directors (the “Board”) would like you, as a stockholder, to vote at a Special Meeting of the Stockholders (the “Meeting”), which will take place at 9:00 a.m. on June 25, 2024, at the Company’s Israeli offices located at 5 Tarshish St. Caesarea Industrial Park 3088900, Israel 2nd Floor.

This Proxy Statement also gives you information on these proposals so that you can make an informed decision. We intend to mail this Proxy Statement and accompanying proxy card on or about May 6, 2024, to all stockholders of record entitled to vote at the Meeting.

In this proxy statement, we refer to DarioHealth Corp. as the “Company”, “we”, “us” or “our” or similar terminology.

Website addresses included in this proxy statement are textual references only, and the information in any website is not incorporated by reference into this proxy statement.

How many shares must be present in order to hold the special meeting of stockholders?

Our Bylaws provide that a quorum shall consist of the holders of thirty-three and one-third (33 1/3rd) of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy at the Meeting. A quorum will be present if stockholders holding at least thirty-three and one-third (33 1/3rd) of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On April 26, 2024 (the “Record Date”), there were 29,666,750 shares of our common stock, $0.0001 par value per share (the “Common Stock”), 3,557 shares of Series A-1 Convertible Preferred Stock (convertible into 878,273 shares of Common Stock), with a conversion price of $4.05 per share (the “Series A-1 Preferred Stock”), 6,200 shares of Series B Convertible Preferred Stock (convertible into 1,860,000 shares of Common Stock), with a conversion price of $3.334 per share (the “Series B Preferred Stock”), 7,946 shares of Series B-1 Convertible Preferred Stock (convertible into 2,383,800 shares of Common Stock), with a conversion price of $3.334 per share (the “Series B-1 Preferred Stock”), 150 shares of Series B-2 Convertible Preferred Stock (convertible into 44,550 shares of Common Stock), with a conversion price of $3.37 per share (the “Series B-2 Preferred Stock”), 406 shares of Series B-3 Convertible Preferred Stock (convertible into 119,770 shares of Common Stock), with a conversion price of $3.392 per share (the “Series B-3 Preferred Stock”), 17,307 shares of Series C Convertible Preferred Stock (convertible into 8,584,272 shares of Common Stock), with a conversion price of $2.02 per share (the “Series C Preferred Stock”), 4,000 shares of Series C-1 Convertible Preferred Stock (convertible into 1,984,000 shares of Common Stock), with a conversion price of $2.02 per share (the “Series C-1 Preferred Stock”) and 1,115 shares of Series C-2 Convertible Preferred Stock (convertible into 521,820 shares of Common Stock), with a conversion price of $2.14 per share (the “Series C-2 Preferred Stock”).

Each share of Common Stock and preferred stock, except for the Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series C-1 Preferred Stock, is entitled to one vote per share on an as-converted basis. The Series A-1 Preferred Stock, Series B-1 Preferred Stock Series B-2 Preferred Stock and Series C-1 Preferred Stock do not possess any voting rights. Thus, the holders of the aggregate number of 13,586,921 shares of Common Stock, inclusive of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, Series B-3 Preferred Stock, Series C Preferred Stock and Series C-2 Preferred Stock (on an as-converted basis) must be present in person or represented by proxy at the meeting to have a quorum. If such quorum shall not be present or represented, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the Meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Meeting. Abstentions may be specified on all proposals. Abstentions and broker non-votes will be counted towards the quorum requirement. Submitted proxies which are left blank will also be counted as present for purposes of determining a quorum but are not counted for purposes of determining whether a proposal has been approved in matters where the proxy does not confer the authority to vote on such proposal, and thus have no effect on its outcome.

Who can vote at the special meeting of stockholders?

Stockholders who owned shares of our Common Stock, Series B Preferred Stock, Series B-3 Preferred Stock, Series C Preferred Stock and Series C-2 Preferred Stock on the Record Date may attend and vote at the Meeting. There were 29,666,750 shares of Common Stock, 6,200 shares of Series B Convertible Preferred Stock (convertible into 1,860,000 shares of Common Stock), 406 shares of Series B-3 Convertible Preferred Stock (convertible into 119,770 shares of Common Stock), 17,307 shares of Series C Convertible Preferred Stock (convertible into 8,584,272 shares of Common Stock), and 1,115 shares of Series C-2 Convertible Preferred Stock (convertible into 521,820 shares of Common Stock), outstanding on the Record Date. All shares of Common Stock and the preferred stock, except for the Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series C-1 Preferred Stock, have one vote per share and vote together as a single class. The Series A-1 Preferred Stock, Series B-1 Preferred Stock and Series C-1 Preferred Stock do not possess any voting rights.

What is the proxy card?

The proxy card enables you to appoint Erez Raphael, our Chief Executive Officer, and/or Zvi Ben-David, our Secretary, Treasurer and Chief Financial Officer, as your representative at the Meeting. By completing and returning the proxy card or voting online as described herein, you are authorizing these persons to vote your shares at the Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Meeting. Even if you plan to attend the Meeting, please complete and return your proxy card before the Meeting date just in case your plans change. If a proposal comes up for vote at the Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

What am I voting on?

You are being asked to vote:

1.	To approve, pursuant to Nasdaq listing rule 5635(a) and 5635(d), of the issuance of shares of our Common Stock, upon the exercise of certain pre-funded warrants, warrants and restricted stock units issued as part of our acquisition of Twill Inc., and the re-pricing of certain warrants, all in excess of 20% of our Common Stock outstanding (the “Nasdaq Rule 5635 Proposal”);

2.	To consider and vote to amend the Company’s 2020 Equity Incentive Plan, as amended (the “2020 Equity Incentive Plan” and the “Incentive Plan Proposal”); and

3.	To transact any other business as may properly come before the Meeting or any adjournments thereof.

How does the Board recommend that I vote?

Our Board unanimously recommends that the stockholders vote “FOR” the Nasdaq Rule 5635 Proposal and the Incentive Plan Proposal.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If, on the Record Date, your shares were registered directly in your name with our transfer agent, VStock Transfer LLC, you are a “stockholder of record” who may vote at the Meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote in person at the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote in person at the Meeting.

How do I vote?

(1)       You may vote by mail. You may vote by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If we receive your proxy card prior to the Meeting and if you mark your voting instructions on the proxy card, your shares will be voted:

•	as you instruct, and

•	according to the best judgment of the proxies if a proposal comes up for a vote at the Meeting that is not on the proxy card.

If you return a signed card, but do not provide voting instructions, your shares will be voted:

•	for the Nasdaq Rule 5635 Proposal;

•	for the Incentive Plan Proposal; and

•	according to the best judgment of either Mr. Raphael or Mr. Ben-David if a proposal comes up for a vote at the Meeting that is not on the proxy card.

(2)       You may vote in person at the Meeting. We will pass out written ballots to anyone who wants to vote at the Meeting. However, if you hold your shares in street name, you must bring to the Meeting a valid proxy from the broker, bank or other nominee holding your shares that confirms your beneficial ownership of the shares and gives you the right to vote your shares. Holding shares in street name means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name. We encourage you to examine your proxy card closely to make sure you are voting all of your shares in the Company.

(3)       You may vote online. You may also have access to the materials for the Meeting by visiting the website: http://mydario.investorroom.com. You may also cast your vote by visiting www.proxyvote.com if you hold your shares in “street name,” or www.vstocktransfer.com/proxy if you are a registered stockholder.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Meeting. You may do this by:

•	sending a written notice to Zvi Ben-David, our corporate Secretary, stating that you would like to revoke your proxy of a particular date;

•	signing another proxy card with a later date and returning it before the polls close at the Meeting; or

•	attending the Meeting and voting in person.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend and vote at the Meeting, you must bring to the Meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in street name or in your name and you do not sign and return your proxy card, your shares will not be voted unless you vote in person at the Meeting.

How are votes counted?

You may vote “for,” “against,” or “abstain” on each of the proposals being placed before our stockholders. Abstentions and broker non-votes (i.e., shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present at the Meeting.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes. The Nasdaq Rule 5635 Proposal and the Incentive Plan Proposal are non-routine proposals; therefore, your broker, bank or other agent is not entitled to vote your shares on the Nasdaq Rule 5635 Proposal and the Incentive Plan Proposal without your instructions.

How many votes are required to approve the Nasdaq Rule 5635 Proposal?

The affirmative vote of a majority of the votes cast at the Meeting by the holders of Common Stock represented in person or by proxy and entitled to vote is required for approval of the Nasdaq Rule 5635 Proposal. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the approval of the Nasdaq Rule 5635 Proposal. Broker non-votes will not affect the outcome of the vote on this matter.

How many votes are required to approve the Incentive Plan Proposal?

The affirmative vote of a majority of the votes cast at the Meeting by the holders of Common Stock represented in person or by proxy and entitled to vote is required for approval of the Incentive Plan Proposal. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the approval of the Incentive Plan Proposal. Broker non-votes will not affect the outcome of the vote on this matter.

What happens if I don’t indicate how to vote my proxy?

If you just sign your proxy card without providing further instructions, your shares will be counted as a “for” vote for the Nasdaq Rule 5635 Proposal and the Incentive Plan Proposal.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Meeting?

We will announce preliminary voting results at the Meeting and file a Current Report on Form 8-K announcing the final voting results of the Meeting.

Who can help answer my questions?

You can contact our Secretary, Treasurer and Chief Financial Officer, Zvi Ben-David, at +(972)-(4) 770 6377 or by sending a letter to Mr. Ben-David at the offices of the Company at 5 Tarshish St. Caesarea Industrial Park 3088900, Israel 2nd Floor, with any questions about proposals described in this Proxy Statement or how to execute your vote.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. In addition, we have retained Morrow Sodali LLC to assist in the solicitation of proxies for a fee of $8,500  plus customary expenses.

No Right of Appraisal

None of Delaware law, our Certificate of Incorporation or our Bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at this Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE MEETING. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE Nasdaq Rule 5635 Proposal and the incentive plan proposal.

PROPOSAL 1

Nasdaq Rule 5635 Proposal

At the Special Meeting, holders of our Common Stock, and certain classes of our preferred stock, will be asked to approve the issuance in excess of 20% of our outstanding Common Stock (i) upon the exercise of certain Pre-Funded Warrants, the Consultant Warrants and the RSUs (each as defined below) issued by us pursuant to the Merger Agreement (as defined below) entered into on February 15, 2024, for purposes of compliance with Nasdaq Listing Rule 5635(a) and as required by the Merger Agreement, and (ii) for the Avenue Re-Pricing (as defined below).

Background

As previously disclosed, on February 15, 2024, we, along with TWILL Merger Sub, Inc. (“Merger Sub”), Twill, Inc. (“Twill”) and Bilal Khan, solely in his capacity as the representatives of Twill’s stockholders and other equity holders, entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated February 15, 2024 (the “Closing Date”). Pursuant to the provisions of the Merger Agreement, on the Closing Date, (i) Merger Sub was merged with and into Twill (the “Merger”), the separate corporate existence of Merger Sub ceased and Twill continued as the surviving company and a wholly owned subsidiary of the Company, (ii) the Company paid to Twill’s debt holders and equity holders aggregate consideration (“Merger Consideration”) of (A) $10.0 million in cash, (B) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 10,000,400 shares (the “Warrant Shares”) of Company Common Stock, par value $0.0001 per share (the “Common Stock”), issuable to a trust (the “Trust”) formed for the benefit of certain equity and debt holders of Twill, issuable in 4 equal tranches, and (C) stock options to purchase up to 2,963,459 shares of Common Stock issued to employees of Twill as an inducement to their employment with the Company, issued outside of our equity compensation plans, pursuant to Nasdaq Rule 5635(c)(4), with an exercise price of $2.55 per share. In conjuncton with the execution of the Merger Agreement, we also agreed to issue a combination of warrants and restricted stock units (“RSUs”) to acquire up to 1,766,508 shares of Common Stock issued to certain outgoing board members, consultants and outgoing officers of Twill (all of such RSUs and warrants being subject to the approval of the Company’s stockholders, pursuant to Nasdaq Rule 5635). The Merger Agreement contains various customary representations, warranties and covenants. As a result of the Merger, Twill will operate as one of our wholly owned subsidiaries.

The Pre-Funded Warrants are subject to a non-waivable 19.99% ownership blocker (the “Pre-Funded Warrant Cap”) and the issuance of any shares of Common Stock underlying such warrants that are in excess of such amount shall be subject to the approval of the Company’s stockholders. In addition, the Company, the Trust and WhiteHawk Capital Partner LP (the “Beneficiary”), have executed a Lock Up/Leak Out Agreement (the “Leak Out Agreement”), pursuant to which until such time as the Trust receives $10,600,000 in aggregate net proceeds (the “Leak Out Period”), (i) the Trust shall only be allowed to sell such Warrant Shares at a rate of up to 10% of the average daily trading volume of the Common Stock in a manner which will not negatively affect the share price, (ii) all such sales shall be conducted pursuant to Rule 144 and (iii) that the Beneficiary shall not cause the Trust to engage in any short selling of such Warrant Shares during the Leak-Out Period. The Company has agreed to seek stockholder approval within 135 days following the closing of the Merger to permit the full exercise of the Pre-Funded Warrants (the “Warrant Vote”). In addition, the Company has entered into voting agreements with certain existing stockholders of the Company to vote in favor of the Warrant Vote. The Company has agreed to call a stockholder meeting each fiscal quarter thereafter to the extent the Warrant Vote is not approved by the Company’s stockholders.

In addition, we executed certain consulting agreements (the “Consulting Agreements”) with Ofer Leidner and Bilal Khan, each former officers of Twill. Pursuant to the terms of the Consulting Agreements, the Company agreed to retain the services of Messrs. Leidner and Khan for a period of at least 14 months and 6 months respectively, in exchange for monthly consulting fees of $35,416 and $35,417, respectively. In addition, the Company agreed to issue to Mr. Leidner warrants to purchase up to 1,032,946 shares of Common Stock, of which 717,946 are subject to time vesting and 315,000 are subject to certain performance-based metrics (the “Consultant Warrants”), and to issue to Mr. Khan 350,000 fully vested RSUs (the “RSUs”), all of which shall vest subject to stockholder approval.

The securities issued pursuant to the Merger Agreement as part of the Merger Consideration were issued as “restricted stock” subject to the six-month minimum hold period under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”).

Avenue Warrants

In addition, on February 15, 2024, we and our subsidiaries, PsyInnovations, Inc. and LabStyle Innovation Ltd., entered into the First Amendment to Loan and Security Agreement and Supplement (the “Avenue Amendment”) with Avenue Venture Opportunities Fund II, L.P. and Avenue Venture Opportunities Fund, L.P., as lenders. Pursuant to the Avenue Amendment, the parties agreed to include the Merger Sub and Twill as parties to the Company’s existing loan facility with the lenders. In addition, the Avenue Amendment provides (i) that the Company will seek stockholder approval to reprice the warrants issued to the lenders on May 1, 2023 to permit an amendment to the exercise price of such warrants to the “minimum price” as defined by Nasdaq rules as of the closing of the Twill Agreement, or $2.02 per share (the “Avenue Re-Pricing”), and (ii) permit the lenders, subject to Nasdaq rules, to convert up to $2.0 million of the principal amount of its loan to the Company at a conversion price of $4.001 per share.

Voting Agreement

On February 15, 2024, concurrently with the execution of the Merger Agreement, certain existing stockholders entered into voting agreements, pursuant to and on the terms and subject to the conditions of which, among other things, each such stockholder agreed to vote (or acted upon by written consent) all of such stockholder’s shares of Company Common Stock, in favor of the Warrant Vote.

As of the Record Date, the stockholder parties to the voting agreement owned 5,898,000 shares of Common Stock, representing approximately 19.9% of the Common Stock issued and outstanding at such time.

Stockholder Approval Requirement

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “DRIO,” and we are subject to the Nasdaq listing standards set forth in its Marketplace Rules. Nasdaq Marketplace Rule 5635(a) requires stockholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company, including pursuant to an “earn-out” or similar provision, where due to the present or potential issuance of Common Stock (or securities convertible into or exercisable for Common Stock), other than a public offering for cash, the Common Stock to be issued (a) constitutes voting power in excess of 20% of the outstanding voting power prior to the issuance or (b) is or will be in excess of 20% of the outstanding Common Stock prior to the issuance.

Prior to closing the Merger, we had 27,786,409 shares of Common Stock outstanding. Therefore, potential issuance of our Common Stock upon the exercise of the Pre-Funded Warrants, the exercise of the Consultant Warrants and the issuance of the RSUs, would have constituted approximately 42.3% of the shares of Common Stock outstanding prior to giving effect to the Merger. Consequently, the issuance of the 10,000,400 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants, the issuance of 1,032,946 shares of Common Stock issuable upon the exercise of the Consultant Warrants and the issuance of 733,562 shares of Common Stock upon the vesting of the RSUs, would be in excess of 19.99% of the shares of Common Stock outstanding on the date of entry into the Merger Agreement, is subject to stockholder approval pursuant to the Nasdaq Stock Market Rule 5635(a). As of the Record Date, the Pre-Funded Warrants have not been exercised into shares of Common Stock.

In addition, pursuant to Nasdaq Rule 5635(d), we are required to seek stockholder approval to reprice the warrants issued to the lenders on May 1, 2023, to permit an amendment to the exercise price of such warrants to the “minimum price” as defined by Nasdaq rules as of the closing of the Twill Agreement, or $2.02 per share.

Consequences of Not Approving this Proposal

If our stockholders do not approve this proposal (i) the Pre-Funded Warrants will only be convertible into up to the Pre-Funded Warrant Cap, (ii) the Consultant Warrants will not be exercisable, (iii) the RSUs will not vest and the underlying shares of Common Stock will not be issuable and (iv) the Avenue Re-Pricing will not occur.

Required Vote

The affirmative vote of the holders of a majority of the votes cast for or against the proposal is required to approve, pursuant to Nasdaq listing rule 5635(a), the issuance of our Common Stock issuable pursuant to the Merger and, pursuant to Nasdaq listing rule 5635(d), the Avenue Re-Pricing. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE Nasdaq Rule 5635(a) Proposal.

PROPOSAL 2

incentive plan Proposal

On April 16, 2024, the Board, upon the recommendation of the Board’s Compensation Committee (the “Compensation Committee”), unanimously approved an amendment to the 2020 Equity Incentive Plan, as previously amended (the “Plan Amendment”), subject to stockholder approval, which provides for a one-time increase of the maximum number of shares of Common Stock issuable under the 2020 Equity Incentive Plan by 3,000,000. In addition, the Plan Amendment increased the number of shares of Common Stock available for grants of incentive stock options (“ISOs”) to persons subject to U.S. tax. The full text of the proposed Plan Amendment is set out in Annex A to this Proxy Statement. The text of the proposed Plan Amendment is subject to modification to include such changes as the Board deems necessary and advisable to affect the increase in the number of shares of Common Stock reserved and available for issuance under the 2020 Equity Incentive Plan. Stockholders are being asked to approve the Plan Amendment.

Reasons for the Plan Amendment

The purpose of our 2020 Equity Incentive Plan is to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial achievements. We also intend to use part of the increased number of shares that may become available pursuant to the Plan Amendment to issue awards to directors, employees, officers, consultants, advisors and service providers in lieu of cash payments that are, or may be, owed, as a way to preserve our cash. Our Board believes that the number of shares of Common Stock subject to the 2020 Equity Incentive Plan remaining available is insufficient to achieve the purpose of the 2020 Equity Incentive Plan. Therefore, our Board believes the Plan Amendment is necessary to increase the number of shares of Common Stock available under the 2020 Equity Incentive Plan, which will allow flexibility in granting awards to attract and retain key personnel and to provide a means for directors, officers, employees, consultants and advisors to preserve our cash, to acquire and maintain an interest in us, which interest may be measured by reference to the value of our Common Stock.

Effects of the Plan Amendment

As a result of the Plan Amendment, there will be an increase in the total number of shares of Common Stock reserved for issuance under the 2020 Equity Incentive Plan. Of the total additional reserve, 500,000 shares of Common Stock will be treated as eligible for issuance as ISOs. This will provide us with the ability to grant more awards than are currently available under the 2020 Equity Incentive Plan to eligible recipients including employees, directors, officers, consultants and advisors. The issuance in the future of awards under the 2020 Equity Incentive Plan consisting of full value awards, options to purchase shares of Common Stock and stock grants may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the holders of the currently outstanding shares of Common Stock. The effective increase in the number of authorized but unissued shares of Common Stock that may be issued as awards under the 2020 Equity Incentive Plan may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our Certificate of Incorporation or Bylaws. Holders of the Common Stock have no preemptive or other subscription rights.

Description of the 2020 Equity Incentive Plan

Shares Subject to the 2020 Equity Incentive Plan. The 2020 Equity Incentive Plan currently provides for 8,356,624  shares of Common Stock reserved for grant of awards, with an increase to such amount for each of the calendar years ending on December 31, 2024 and December 31, 2025 by an additional number of shares of Common Stock equal to 6% of the number of shares of Common Stock issued and outstanding on a Fully Diluted Basis on the immediately preceding December 31. For purposes of the 2020 Equity Incentive Plan, the term “Fully Diluted Basis” means all issued and outstanding share capital (where options shall be deemed outstanding share capital until exercised) and all rights to acquire share capital including, without limitation, all securities convertible or exercisable into shares of Common Stock being deemed so converted and exercised, the conversion of any convertible stockholder loans into share capital, with all outstanding warrants, options or any other right granted by the Company to receive shares of the Company’s share capital being deemed exercised in full. The foregoing notwithstanding, the maximum number of shares that may be subject to ISOs granted under the 2020 Equity Incentive Plan shall be 3,000,000, subject to adjustment as provided in the 2020 Equity Incentive Plan. To the extent that an award granted under the 2020 Equity Incentive Plan lapses or is forfeited, the shares subject to such award will again become available for grant under the terms of the 2020 Equity Incentive Plan.

As of the Record Date, 1,064,692  shares were available for future grants under the 2020 Equity Incentive Plan for the fiscal year ending December 31, 2023. If the proposal for the Plan Amendment is approved, then the maximum number of shares of Common Stock reserved for grant of awards under the 2020 Equity Incentive Plan will be subject to future increases for the calendar years ending on December 31, 2024 and December 31, 2025, as set forth in the 2020 Equity Incentive Plan.

Purpose and Eligible Individuals. The purpose of the 2020 Equity Incentive Plan is to retain the services of valued key employees, officers, directors, consultants and advisors of ours and our affiliates (each, a “Participant”), thereby strengthening their incentive to achieve the objectives of our stockholders, to serve as an aid and inducement in the hiring of new employees and to provide an equity incentive to consultants and other persons selected by the Compensation Committee. In addition, we intend to use part of the increased number of shares available under the 2020 Equity Incentive Plan to issue awards to board members, employees, consultants, advisors and service providers in lieu of cash payments that are, or may be, owed, as a way to preserve our cash. Finally, we believe we will need to issue equity incentive to potential new employees in the coming fiscal years as we continue to  ramp up our Business-to-Business-to-Consumer go-to market strategy.

Administration. Unless the Board provides otherwise, a committee of our Board consisting of not less than 2 outside members of the Board, and/or not less than 2 non-employee directors, in accordance with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) or the rules of the applicable trading market on which the Common Stock is then traded, has the authority to administer the 2020 Equity Incentive Plan. Our Compensation Committee is performing that function and thus has the power, among other things, to (a) determine terms and conditions of any option or stock right granted, including the exercise price and the vesting schedule, (b) select persons who are to receive options, (c) interpret the 2020 Equity Incentive Plan and prescribe rules and regulations for its administration and (d) delegate to a subcommittee any of the administrative powers the Compensation Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the 2020 Equity Incentive Plan, as may be adopted from time to time by the Board.

Stock Options. The Compensation Committee may grant ISOs, nonqualified stock options or options under Section 102 or 3(i) of the Israeli Tax Ordinance (New Version) 1961 (“OTI”) (collectively referred to as “Options”). The Compensation Committee determines the number of shares of Common Stock subject to each Option, provided that the aggregate fair market value of the shares of Common Stock with respect to which ISOs are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. The Compensation Committee determines the exercise price of an Option, its duration and the manner and time of exercise. However, in no event shall an Option be exercisable more than 10 years following the grant date thereof. A stockholder with more than 10% of the total combined voting power of our stock shall not be granted an ISO unless the exercise price of such ISO is at least 110% of the fair market value of the Common Stock at the date of grant and such ISO is not exercisable after the expiration of 5 years from the date of grant. ISOs may be issued only to employees of the Company or of a corporate subsidiary of ours, and the exercise price must be at least equal to the fair market value of the Common Stock as of the date the Option is granted.

The Compensation Committee, in its discretion, may provide the vesting terms of any Option. The vesting of one or more outstanding Options may be accelerated by the Board at such times and in such amounts as it shall determine in its sole discretion.

The exercise price of an Option may be paid in any form or method authorized by the Board and permitted by the option agreement and 2020 Equity Incentive Plan.

Awards under the 2020 Equity Incentive Plan generally may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution.

Stock Grants. The Compensation Committee may award shares of Common Stock to a Participant without restrictions or may award shares of Common Stock (restricted stock) subject to such conditions and restrictions as the Compensation Committee may determine. Restrictions could include conditions that require the Participant to forfeit the shares in the event that the Participant ceases to provide services to us or any of our affiliates thereof before a stated time.

Any period of restriction, the number of shares of Common Stock awarded, the purchase price, if any, and such other conditions and/or restrictions as the Compensation Committee may establish will be set forth in an award agreement.

After all conditions and restrictions applicable to restricted shares have been satisfied or have lapsed, shares of restricted stock will become freely transferable, as determined by the Compensation Committee and stated in the award agreement.

Effect of Certain Corporate Transactions. If a recapitalization or similar transaction occurs that does not alter the existing proportionate ownership of the Common Stock, appropriate adjustments shall be made in the exercise price, the purchase price, if any, and number of outstanding awards. In the case of a change of control (as defined in the 2020 Equity Incentive Plan), such as a merger, acquisitive transaction, reorganization, liquidation or other transaction (a “Major Transaction”) that does alter such proportionate ownership, vested awards generally may be exercised before such transaction and persons owning Common Stock as a result of awards made under the 2020 Equity Incentive Plan will participate on the same basis as other owners of Common Stock. Alternatively, the Board may determine in the case of a Major Transaction that awards will continue in effect on a basis similar to that in effect prior to such Major Transaction, including with respect to vesting, except that such rights shall apply with respect to the surviving entity or shall be assumed by the surviving or acquiring corporation (in accordance, as applicable, with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), or Section 424 of the Code. The Board may, in its discretion, accelerate vesting in whole or in part in connection with a Major Transaction. The 2020 Equity Incentive Plan also provides that outstanding awards may be liquidated for a cash payment.

Further Amendments to the 2020 Equity Incentive Plan. The Board or the Compensation Committee may, at any time, modify, amend or terminate the 2020 Equity Incentive Plan or modify or amend awards granted under the 2020 Equity Incentive Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable laws. However, the Board or the Compensation Committee may not, without approval of our stockholders: (1) increase the total number of shares covered by the 2020 Equity Incentive Plan, except by adjustments upon certain changes in capitalization; (2)  change the class of persons eligible to receive awards under the 2020 Equity Incentive Plan; or (3) make other changes in the 2020 Equity Incentive Plan that require stockholder approval under applicable law (including any rules of any applicable stock exchange or stock quotation system of which our shares of Common Stock are traded). Except as otherwise provided in the 2020 Equity Incentive Plan or an award agreement, no amendment will adversely affect outstanding awards without the consent of the Participant. Any termination of the 2020 Equity Incentive Plan will not terminate awards then outstanding, without the consent of the Participant.

Term of the 2020 Equity Incentive Plan. Unless sooner terminated by the Board, the 2020 Equity Incentive Plan will terminate on the day prior to the 10th anniversary of its adoption by the Board, or September 2, 2030. No award may be granted after such termination or during any suspension of the 2020 Equity Incentive Plan.

U.S. Tax Treatment. The following description of the federal income tax consequences of awards is general and does not purport to be complete.

Incentive Stock Options

Generally, a Participant incurs no federal income tax liability on either the grant or the exercise of an ISO, although a Participant will generally have taxable income for alternative minimum tax purposes at the time of exercise equal to the excess of the fair market value of the shares subject to the Option over the exercise price. Provided that the shares are held for at least 1 year after the date of exercise of the Option and at least 2 years after its date of grant, any gain realized on a subsequent sale of the shares will be taxed as long-term capital gain. If the shares are disposed of within a shorter period of time, the Participant will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise (or the sale price of the shares sold, if less) over the exercise price.

We receive no tax deduction on the grant or exercise of an ISO, but we may be entitled to a tax deduction if the Participant recognizes ordinary income on account of a premature disposition of shares acquired on exercise of an ISO, in the same amount and at the same time as the Participant recognizes income. A 3.8% Additional Medicare tax may be due with respect to net investment income, including dividends on and capital gains arising from the sale or disposition of shares, to the extent total adjusted income exceeds applicable thresholds.

Nonqualified Stock Options

A Participant realizes no taxable income when a nonqualified stock option is granted. Instead, the difference between the fair market value of the shares acquired pursuant to the exercise of the Option and the exercise price paid is taxed as ordinary compensation income (subject to employment taxes and withholding) when the Option is exercised. The difference is measured and taxed as of the date of exercise, if the shares are not subject to a “substantial risk of forfeiture,” or as of the date or dates on which the risk terminates in other cases. A Participant may elect (as described under Restricted Stock below) to be taxed on the difference between the exercise price and the fair market value of the shares on the date of exercise, even though some or all of the shares acquired are subject to a substantial risk of forfeiture. Once ordinary compensation income is recognized, gain on the subsequent sale of the shares is taxed as short-term or long-term capital gain, depending on the holding period after exercise. A 3.8% Additional Medicare tax may be due with respect to net investment income, including dividends on and capital gains arising from the sale or disposition of shares, to the extent total adjusted income exceeds applicable thresholds.

We receive no tax deduction on the grant of a nonqualified stock option, but may be entitled to a tax deduction when a Participant recognizes ordinary compensation income on or after exercise of the Option, subject in the case of certain executives to limitations on the deductibility of compensation under Section 162(m) of the Code, in the same amount as the income recognized by the Participant.

Stock Grants

With respect to stock grants under our 2020 Equity Incentive Plan that are made without any restrictions, a Participant generally recognizes ordinary compensation income equal to the excess of the fair market value of the shares received over the amount paid (if any). We generally will be entitled to a deduction in an amount equal to the ordinary compensation income recognized by a Participant, subject in the case of certain executives to limitations on the deductibility of compensation under Section 162(m) of the Code.

When the stock is subsequently sold, the Participant generally will recognize capital gain or loss (short-term or long-term, as applicable) equal to the difference between the amount realized upon the sale of the shares and his or her tax basis (generally the amount paid plus any ordinary compensation income recognized). A 3.8% Additional Medicare tax may be due with respect to net investment income, including dividends on and capital gains arising from the sale or disposition of shares, to the extent total adjusted income exceeds applicable thresholds.

Restricted Stock

If stock is awarded subject to restrictions, a Participant generally will not recognize income at the time of the award, but will instead recognize ordinary compensation income equal to the excess of the fair market value of the shares received over the amount paid (if any) when restrictions on transferability or that otherwise constitute a substantial risk of forfeiture lapse.

A Participant may elect to be taxed at the time of the receipt of the shares, rather than upon the lapse of restrictions on transferability or substantial risk of forfeiture, but if the Participant subsequently forfeits such shares, the Participant would not be entitled to any tax deduction for the amount of previously recognized ordinary compensation income (he or she will be entitled to a capital loss for the amount paid (if any) for the shares). The Participant must file a so-called Section 83(b) election with the Internal Revenue Service within 30 days of the receipt of the shares.

We generally will be entitled to a deduction at the time, subject in the case of certain executives to limitations on the deductibility of compensation under Section 162(m) of the Code, and in an amount equal to, the ordinary compensation income is recognized by the Participant.

When the stock is subsequently sold, the Participant generally will recognize capital gain or loss (short-term or long-term, as applicable) equal to the difference between the amount realized upon the sale of the shares and his or her tax basis (generally the amount paid plus any ordinary compensation income recognized). A 3.8% Additional Medicare tax may be due with respect to net investment income, including dividends on and capital gains arising from the sale or disposition of shares, to the extent total adjusted income exceeds applicable thresholds.

Dividends

A Participant will generally not receive the benefit of dividends prior to the exercise of an Option. Unless an election under Section 83(b) of the Code has been made, the full amount of dividends or other distributions of property made with respect to stock awards before the lapse of any applicable restrictions (restricted stock) will constitute ordinary compensation income, and we are generally entitled to a deduction, subject in the case of certain executives to limitations on the deductibility of compensation under Section 162(m) of the Code, at the same time and in the same amount as the income is realized by the Participant.

Section 162(m) of the Code

Historically, and as a result of Section 162(m) of the Code, the Company’s deduction for certain equity awards was limited to the extent that the Chief Executive Officer and the 3 other most highly compensated executive officers, but not including our principal financial officer, received compensation in excess of $1.0 million a year (other than performance-based compensation that otherwise met the requirements of Section 162(m) of the Code). In the case of options, the performance-based exception was satisfied if, in addition to other requirements, the plan under which the options were granted was approved by stockholders, the grants were made by a committee of outside directors and the amount of compensation a person could receive was based solely on an increase in the value of the stock after grant.

The Tax Cuts and Jobs Act of 2017 (the “TCJA”) modified the group of individuals to whom payments of compensation in excess of $1,000,000 in any year is not deductible to generally include the principal executive officer, the principal financial officer and the 3 other most highly compensated executive officers, and provided that each person covered by Section 162(m) of the Code for a particular year after 2016 will remain subject to this limit in subsequent years, even if not included in that group for the year. It also eliminated after 2017 the performance-based compensation exception, which may have applied to one or more of our outstanding options or other forms of equity awarded prior to adoption of the 2020 Equity Incentive Plan. As a result, it is expected that certain of our compensation arrangements will result in non-deductible compensation when the total exceeds $1.0 million, except certain historical awards that meet transition rules for continued deductibility under the TCJA.

Nevertheless, the deductibility of compensation is but one of the critical factors in the design and implementation of any compensation arrangement, and the Compensation Committee and our Board reserve the right to pay nondeductible compensation when appropriate.

Israeli Tax Treatment. The following is a summary of the Israeli income tax consequences of certain transactions under the 2020 Equity Incentive Plan with regard to the granting of awards to Israeli Participants. It is general and does not purport to be comprehensive.

Generally, the 2020 Equity Incentive Plan provides for the granting of awards to employees, directors and consultants under either Section 102 or Section 3(i) of the ITO. The awards granted under the 2020 Equity Incentive Plan to employees and officeholders, who are not controlling shareholders (as defined in the ITO) are subject to the “capital gains tax route” under Section 102 of the ITO (the “Capital Gains Tax Route”), and the awards granted to Participants in the 2020 Equity Incentive Plan who do not qualify to receive awards under the Capital Gains Tax Route, including consultants, service providers and controlling shareholders, are subject to Section 3(i) of the ITO.

The Capital Gains Tax Route generally provides for a reduced tax rate of 25% on gains realized upon the sale of the award’s underlying shares, subject to the fulfillment of certain procedures and conditions including the deposit of such awards (or shares issued upon their exercise or shares in case restricted stock was granted) for a requisite period of time with a trustee approved by the Israeli Tax Authority (currently, 24 months from the date of grant). Notwithstanding the above, in any event where the exercise price of the underlying shares subject to the awards is less than the fair market value of the underlying shares at the time of grant of the awards (calculated as the average value of a company's shares on the 30 trading days preceding the date of grant), such amount will be deemed ordinary income of the award holder, taxed at the applicable marginal tax rate (up to 50% in 2016) together with health insurance and social security insurance payments, on the date of sale of the underlying shares and/or the date of the release of such underlying shares from trust. In the event the requirements of Section 102 of the ITO for the allocation of awards according to the Capital Gains Tax Route are not met, the benefit attributed to the award holder as a result of the grant of such awards will be taxed as ordinary work income at applicable marginal income tax rates (together with health insurance and social security insurance payments). For as long as the restricted stock or the shares issued upon exercise of awards are registered in the name of the trustee, the voting rights with respect to such shares will remain with the trustee. Under the Capital Gains Tax Route, a company, or its Israeli subsidiary, as the case may be, is generally not entitled to recognize a deduction for Israeli tax purposes on the gain recognized by the award holder upon sale of the shares underlying the awards (except for such amount that will be deemed ordinary income of the award holder as explained above). Our Israeli subsidiary will be required to withhold applicable tax (and social security and national health insurance charges, if applicable) at source on behalf of the award holder and may be required to pay social security and national health insurance charges.

Generally, with respect to a holder of an award under Section 3(i) of the ITO that is not registered for trade, the taxable event shall take place on the date of exercise of the award into shares, and the income will be classified as regular employment or work income subject to marginal tax rates (if the Participant is an individual) or corporate tax rates (if the Participant is a corporation).

Equity Compensation Arrangements

The following table provides information as of December 31, 2023, with respect to options outstanding under the 2020 Equity Incentive Plan and our other equity compensation arrangements.

		Number of securities
		to be issued upon	Weighted-average
		exercise of	exercise price of	Number of securities
		outstanding options,	outstanding options,	remaining available
Plan category	Forfeited shares (7)	warrants and rights	warrants and rights	for future issuance
Equity compensation plans approved by security holders	143,946	1,987,896	$9.59	1,650,197
Equity compensation plans not approved by security holders (1)		433	$2,502.00	-
Equity compensation plans not approved by security holders (2)		112,500	$8.41	-
Equity compensation plans not approved by security holders (3)		50,000	$5.75	-
Equity compensation plans not approved by security holders (4)		20,000	$18.62	-
Equity compensation plans not approved by security holders (5)		200,000	$5.97	-
Equity compensation plans not approved by security holders (6)		180,000	3.93	-
Total	143,946	2,550,829		1,650,197

In March 2013, our Board adopted a non-employee director’s remuneration policy.

(1)	On May 2014, our Board approved the grant of non-plan options to the Company’s Scientific Advisory Board (“SAB”). These options have an exercise price of $2,502.00 vest in 4 quarterly installments in arrears, have a cashless exercise feature and a ten-year term.

(2)	In January 2020, our Board approved the grant of non-plan options as a material inducement for employment, in accordance with Nasdaq Listing Rule 5635(c)(4), to our newly hired President and General Manager for North America. The options have an exercise price of $8.41 per share. 90,000 options are time based and vest over a three-year period. One third vests after one year and the balance vests over eight quarterly installments after the first anniversary; these options have a cashless exercise feature and a six-year term. An additional 90,000 options are performance based, and vest over a three-year period. One third vest after one year and the balance vest over eight quarterly installments after the first anniversary; these options have a cashless exercise feature and a six-year term. 22,500 options will commence vesting every calendar year for the next four years, commencing in 2021, and only if certain performance milestones were met in the immediately preceding year. 22,500 of these options have expired on each of January 1, 2021, January 1, 2022, January 1, 2023 and January 1, 2024 as the performance milestones were not met.

(3)	In March 2020, our Board approved the grant of certain non-plan options as a material inducement for employment, in accordance with Nasdaq Listing Rule 5635(c)(4), to our newly hired Chief Medical Officer. The options have an exercise price of $5.75 per share, and vest over a three-year period with one third vesting after one year and the balance vesting over eight quarterly installments after the first anniversary; these options have a cashless exercise feature and a six-year term.

(4)	In July 2021, our Board approved the grant of certain non-plan options as a material inducement for employment, in accordance with Nasdaq Listing Rule 5635(c)(4), to our newly hired Special Vice President of Market Access. The options have an exercise price of $18.62 per share, and vest over a three-year period with one third vesting after one year and the balance vesting over eight quarterly installments after the first anniversary; these options have a cashless exercise feature and a ten-year term.

(5)	In January 2023, our Board approved the grant of certain non-plan options as a material inducement for employment, in accordance with Nasdaq Listing Rule 5635(c)(4), to our newly hired Senior Vice President of Growth. The options have an exercise price of $5.97 per share, 100,000 options are time based and vest over a three-year period. One third vests after one year and the balance vests over eight quarterly installments after the first anniversary; these options have a cashless exercise feature and a ten-year term. An additional 100,000 options are performance based, and vest over a three-year period. 50,000 performance options will vest upon achieving 2023 or 2024 revenue targets upon the release by the corporation of its annual consolidated financial statements according to GAAP, and 50,000 additional performance options will vest upon achieving 2024 revenue targets. The entire 100,000 performance options will vest upon achieving 2024 revenue targets if the 2023 revenue target was not achieved.

(6)	In April 2023, our Board approved the grant of certain non-plan options as a material inducement for employment, in accordance with Nasdaq Listing Rule 5635(c)(4), to our newly hired Chief Product Officer. The options have an exercise price of $3.93 per share, 100,000 options are time based and vest over a three-ear period. One third vests after one year and the balance vests over eight quarterly installments after the first anniversary; these options have a cashless exercise feature and a ten-year term. An additional 80,000 options are performance based, and vest upon achieving personal objective that were set up within sixty days from commencement of employment. The performance-based options expired on January 1, 2024 as the performance milestones were not met.

(7)	143,946 restricted shares of common stock issued to certain of our employees were forfeited, as they were not vested upon certain employee departures.

Required Vote

The affirmative vote of a majority of the votes cast at the Meeting by the holders of Common Stock and Preferred Stock (voting together as a single class) represented in person or by proxy and entitled to vote is required for approval of the Incentive Plan Proposal. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the approval of the Incentive Plan Proposal. Broker non-votes will not affect the outcome of the vote on this matter.

Recommendation of the Board

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE INCENTIVE PLAN PROPOSAL.

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, OFFICERS AND DIRECTORS

The following table sets forth information regarding the beneficial ownership of our Common Stock as of April 16, 2024, by each person known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock, each of our named executive officers and directors; and all of our executive officers and directors as a group.

The following table shows the amount of our Common Stock beneficially owned as of April 16, 2024 by (i) each person or group as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, believed by us to beneficially own more than 5% of our Common Stock, (ii) each of our named executive officers and directors, and (iii) all our executive officers and directors as a group. Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

		Percent of
	Shares of Common	Common Stock
	Beneficially	Beneficially
Name of Beneficial Owner	Stock Owned	Owned (1)
Officers and Directors
Erez Raphael (2)	1,517,413	5.1%
Zvi Ben David (3)	568,982	1.9%
Richard Anderson (4)	787,405	2.6%
Tomer Ben Kiki (5)	345,018	1.1%
Dennis McGrath (6)	96,509	*
Jon Kaplan (7)	43,910	*
Hila Karah (8)	161,999	*
Yoav Shaked (9)	208,981	*
Adam Stern (10)	797,452	2.6%
Dennis Mathies (11)	175,804	*

All Executive Officers and Directors as a group (10 persons)	4,703,473	15.7%
5% Stockholders
Nantahala Capital Management LLC (12)	2,959,011	9.9%

*	Less than 1%

(1)	Percentage ownership is based on 29,666,750 shares of our Common Stock outstanding as of April 26, 2024 and, for each person or entity listed above, warrants or options to purchase shares of our Common Stock which exercisable within 60 days of such date.
(2)	Includes 234 vested options to purchase Common Stock and 1,046,492 vested restricted shares. Also includes 37,876 shares of our Common Stock, held by Dicilyon Consulting and Investment Ltd. Erez Raphael is the natural person with voting and dispositive power over our securities held by Dicilyon Consulting and Investment Ltd. The address of Dicilyon Consulting and Investment Ltd. is 10 Nataf St., Ramat Hasharon 4704063, Israel.
(3)	Includes 27,827 vested options to purchase Common Stock and 399,562 vested restricted shares. Includes 1,786 shares owned by his spouse, for which Mr. Ben David disclaims beneficial ownership except to the extent of his pecuniary interest therein.
(4)	Includes 693,527 vested options to purchase Common Stock and 78,696 vested restricted shares. Excludes 693,125 options which are not vested.
(5)	Includes 345,018 vested options to purchase Common Stock. Excludes 672,929 options which are not vested.
(6)	Includes 98 vested options to purchase Common Stock and 96,411 vested restricted shares.
(7)	Includes 35,000 vested restricted shares.
(8)	Includes 112,856 vested restricted shares.

(9)	Includes 107,234 vested restricted shares. Includes 1,667 shares owned by his spouse, for which Mr. Shaked disclaims beneficial ownership except to the extent of his pecuniary interest therein.
(10)	Includes 115,517 vested restricted shares. Includes warrants exercisable into 409,535 shares of Common Stock, subject to a contractual beneficial ownership limitation of 4.99%.
(11)	Includes 43,334 vested options to purchase Common Stock and 52,620 vested restricted shares. Excludes 11,666 options which have not vested.
(12)	Based solely on information contained in Form 13G/A filed with the SEC on February 14, 2024, and data provided by the holder. Includes 222,258 pre-funded warrants to purchase Common Stock issued in May 2019, subject to a contractual beneficial ownership limitation of 9.99% and excludes preferred shares convertible into 4,737,198 shares of Common Stock, 55,288 pre-funded warrants issued on May 24, 2019, 386,129 pre-funded warrants issued on July 31, 2020, and 619,117 pre-funded warrants issued on February 28, 2022.

Stockholder Communications

Stockholders wishing to communicate with the Board may direct such communications to the Board c/o the Company, Attn: Zvi Ben-David. Mr. Ben-David will present a summary of all stockholder communications to the Board at subsequent Board meetings. The directors will have the opportunity to review the actual communications at their discretion.

Additional Information

In addition, we are subject to certain informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available on the SEC’s website at www.sec.gov. Stockholders who have questions in regard to any aspect of the matters discussed in this Proxy Statement should contact Zvi Ben-David, Chief Financial Officer of the Company, at 5 Tarshish St. Caesarea Industrial Park 3088900, Israel 2nd Floor.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be included in the Company’s proxy statement and form of proxy for use in connection with the Company’s 2024 Annual Meeting of Stockholders must be received by the Company’s Secretary at the Company’s principal executive offices at 8 HaTokhen Street, Caesarea Industrial Park 3088900, Israel, not less than 90 days nor more than 120 days prior to the annual meeting of stockholders, and must otherwise satisfy the procedures contained in the Company’s Bylaws or as prescribed by Rule 14a-8 under the Exchange Act.

Stockholder proposals with respect to director nominees for use in connection with the Company’s 2024 Annual Meeting of Stockholders must be received by the Company’s Secretary at the Company’s principal executive offices at not less than 60 days before the date of the annual meeting of stockholders. A stockholder wishing to formally nominate an individual for election to the Board must do so by following the notice, information and consent provisions described in the Company’s Bylaws. In that regard, the stockholder must set forth the (a) the name, age, business address and the primary legal residence address of each nominee proposed in such notice, (b) the principal occupation or employment of such nominee, (c) the number of shares of capital stock of the Company which are owned directly or indirectly of record and directly or indirectly beneficially owned by the nominee and each of its affiliates (within the meaning of Rule 144 under the Securities Act of 1933, as amended), including any shares of the Company owned or controlled via derivatives, hedged positions and other economic and voting mechanisms, (d) any material agreements, understandings or relationships, including financial transactions and compensation, between the nominating stockholder and the proposed nominees and € such other information concerning each such nominee as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies in a contested election of such nominees. The Board will use the same evaluation criteria and process for director nominees recommended by stockholders as it uses for other director nominees. There has been no change to the procedures by which stockholders may recommend nominees to our Board.

It is suggested that any such proposals be submitted by certified mail, return receipt requested.

If we do not receive notice of a stockholder proposal within this timeframe, our management will use its discretionary authority to vote the shares they represent, as the Board may recommend.  We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.

HOUSEHOLDING OF MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household.  We will promptly deliver a separate copy of either document to you if you call or write us at the address shown on the first page of this proxy statement.  If you want to receive separate copies of the annual report and any proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the address shown on the first page of this proxy statement or by phone at +(972)-(4) 770 6377.

OTHER MATTERS

As of the date of this proxy statement, our management knows of no matter not specifically described above as to any action which is expected to be taken at the Meeting. The persons named in the enclosed proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in their best judgment, with regard to such other matters and the transaction of such other business as may properly be brought at the Meeting.

IF YOU HAVE NOT VOTED BY INTERNET, PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE.  A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By order of the Board of Directors,

/s/ Erez Raphael
Erez Raphael
Chief Executive Officer

Caesarea, Israel

May 1, 2024

Annex A

THIRD AMENDMENT TO

AMENDED AND RESTATED

2020 EQUITY INCENTIVE PLAN

WHEREAS, DarioHealth Corp. (the “Company”) maintains the DarioHealth Corp.’s 2020 Equity Incentive Plan (the “Incentive Plan”);

WHEREAS, the Board of Directors (the “Board”) and the Compensation Committee of the Board has determined that it is in the best interests of the Company to amend the Incentive Plan to increase the maximum number of shares of the Company’s common stock (the “Common Stock”) authorized to be issued under the Incentive Plan by 3,000,000, from 8,356,624 to 11,356,624; and

WHEREAS, pursuant to Section 13 of the Incentive Plan, an amendment that materially increases the aggregate number of shares that may be issued under the Incentive Plan generally must be approved by a majority of votes cast by the stockholders of the Company in accordance with applicable stock exchange rules.

NOW, THEREFORE, effective as of the date of approval by a majority of votes cast by the stockholders of the Company in accordance with applicable stock exchange rules, the Incentive Plan is hereby amended in the following particulars:

1.	Section 4(a) of the Incentive Plan is deleted in its entirety and replaced with the following:

Share Reserve. The Committee is authorized to grant Awards to acquire an aggregate number of shares of Common Stock, with the current amount of such shares equal to an aggregate of 11,356,624 shares of Common Stock and an increase to such amount for each of the calendar years ending on December 31, 2024 and December 31, 2025, by an additional number of shares of Common Stock equal to six percent (6%) of the number of shares of Common Stock issued and outstanding on a Fully Diluted Basis on the immediately preceding December 31. For purposes of this Section 4(a), the term “Fully Diluted Basis” means all issued and outstanding share capital (where options shall be deemed outstanding share capital until exercised) and all rights to acquire share capital including, without limitation, all securities convertible or exercisable into shares of Common Stock being deemed so converted and exercised, the conversion of any convertible stockholder loans into share capital, with all outstanding warrants, options or any other right granted by the Company to receive shares of the Company’s share capital being deemed exercised in full. Notwithstanding the foregoing, the maximum number of shares that may be subject to Incentive Stock Options granted under the Plan shall be 3,000,000, subject to adjustment as provided in Section 11. Shares of Common Stock with respect to which Awards may be granted hereunder are subject to adjustment as set forth in Section 11 herein.

2.	In all other respects the Incentive Plan shall remain unchanged and in full force and effect.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY APPOINTS, EREZ RAPHAEL AND ZVI BEN-DAVID, AND EACH OF THEM, AS PROXIES OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL THE SHARES OF COMMON STOCK (OR EQUIVALENT) OF DARIOHEALTH CORP. HELD OF RECORD BY THE UNDERSIGNED ON APRIL 26, 2024, AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 25, 2024 AT 9 AM EST, AT 5 TARSHISH St., CaESAREA 3088900, ISRAEL, 2ND FLOOR, OR ANY ADJOURNMENT THEREOF.

1.             To approve, pursuant to Nasdaq listing rule 5635(a) and 5635(d), of the issuance of shares of our Common Stock, upon the exercise of certain pre-funded warrants, warrants and restricted stock units issued as part of our acquisition of Twill Inc., and the re-pricing of certain warrants, all in excess of 20% of our Common Stock outstanding.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.             To consider and vote to amend the Company’s 2020 Equity Compensation Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, upon the transaction of any other matters which may properly come before the meeting or any adjournment thereof.

The shares represented by this proxy, when properly executed, will be voted as specified by the undersigned stockholder(s). If this card contains no specific voting instructions, the shares will be voted FOR each of the proposals described on this card.

Signature of Stockholder(s)

Date

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

VOTE BY INTERNET— if a registered holder by visiting www.vstocktransfer.com/proxy; if a beneficial holder by visiting www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.